UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         October 27, 2016

USA TRUCK, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-19858	71-0556971
(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Industrial Park Road
Van Buren, Arkansas	72956
(Address of Principal Executive Offices)	(Zip Code)

(479) 471-2500
(Registrant’s telephone number, including area code)
N/A
(Former name or Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 27, 2016, William H. Hanna retired from the Board of Directors (the "Board") of USA Truck, Inc. (the "Company") and all committees thereof, effective immediately. Mr. Hanna's decision to retire from the Board does not relate to any disagreement with the Company on any matter relating to the Company's operations, policies or practices. The Company has greatly appreciated Mr. Hanna's eleven years of dedicated and valuable service to the Board and wishes him well following his retirement from the Board. Upon the effectiveness of Mr. Hanna's retirement, there will be seven non-management directors on the Company’s eight member Board.

Item 8.01     Other Events

In addition, the Company announced that its Board has decided to eliminate the role of Vice Chairman of the Board. Thomas M. Glaser will continue to serve in his role as a director of the Company and will receive the Company's standard director compensation package in connection therewith, but will no longer hold the title of Vice Chairman or receive additional cash or equity compensation for services associated with that role.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Truck, Inc.
(Registrant)

Date:	November 2, 2016	/s/ John R. Rogers
John R. Rogers
President and Chief Executive Officer